Exhibit 99.1

                                                                      NEWS RELEASE

Contact:

Alliance Data
Tiffany Louder – Investor Relations
Alliance Data
214.494.3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214.494.3811
Shelley.whiddon@alliancedata.com

Epsilon Jessica Nable – Media 203.210.3125 Jessica.nable@epsilon.com

EPSILON'S CJ AFFILIATE BY CONVERSANT ADDS 500 NEW
ADVERTISING CLIENTS YEAR-TO-DATE
Conversant's Affiliate Business Also Turns to Growth
•	Affiliate Advertising Base Now Totals Over 3,000 Clients Worldwide
•	Provides Additional Comfort Regarding Conversant's Q4 2015 and 2016 Growth Targets

Dallas, TX, November 17, 2015 – Epsilon, an Alliance Data (NYSE: ADS) company, has announced solid momentum for its CJ Affiliate by Conversant business to-date in 2015, with signings of 500 new clients in its affiliate marketing segment. Epsilon's Conversant business consists of three major segments: direct/customer relationship management (CRM); non-direct (including agencies); and affiliate marketing.

To date, the large book of new Conversant business signed has been primarily via cross-sales to existing Epsilon clients. These cross-sell wins tend to be significant in size and in Conversant's direct/CRM segment. In contrast, the affiliate segment has many more clients, with each relationship typically having a much smaller financial impact. Although new clients in the direct/CRM segment are expected to drive the majority of Conversant's 2016 overall growth, CJ Affiliate, which is expected to return to growth following a period of stable but flat performance, will also be a significant contributor. CJ Affiliate's 500 new clients demonstrate that the affiliate channel remains an attractive opportunity to participate in the continuing global growth of e-commerce.

With the recent return to growth of the direct/CRM channel, as well as the near-term anticipated return to growth of CJ Affiliate, the overall picture continues to look promising as these two channels constitute the majority of both revenues and earnings for Conversant.

New CJ Affiliate advertisers in 2015 include American Airlines, Build-A-Bear, Barnes & Noble, Forever 21, Marc Jacobs and Stein Mart, among many others.

CJ Affiliate's performance is expected to continue to contribute to Conversant's growth in the last quarter of 2015 and into 2016. CJ Affiliate facilitates relationships between advertisers and online publishers, helping brands reach and connect with millions of consumers every day. CJ Affiliate has seen a year-over-year client portfolio increase of more than 10 percent for the nine months ending September 30, 2015, with the addition of 500 new advertiser accounts during that period.

CJ Affiliate enables online advertisers, or companies selling a product or service, the ability to pay online publishers, or operators of websites, to help them sell and promote their business. Advertisers, after contractually agreeing to work with a publisher, provide the publisher with advertising creative content in the form of links, banner or text ads, or even unique phone numbers, which the publisher then incorporates into its website. Consumers then see the ad and take action, such as clicking a link that takes them from the publisher's website to the advertiser's site.

"CJ Affiliate continues to grow its network and deliver results for advertisers and publishers because our offering provides more leading brands, affiliates, technologies and services than anyone else in the world," said Bryan Kennedy, chief executive of Epsilon/Conversant. "CJ Affiliate's position as a market leader gives us additional comfort toward achieving our target of high single-digit growth for Conversant."

Ranked #1 vendor in all merchandising categories by Internet Retailer, CJ Affiliate works with more than 3,000 advertisers and is the largest and most used global affiliate marketing network, according to Internet Retailer.

About Epsilon
Epsilon® is the global leader in creating connections between people and brands. An all-encompassing global marketing company, we harness the power of rich data, groundbreaking technologies, engaging creative and transformative ideas to get the results our clients require. Recognized by Ad Age as the #1 World CRM/Direct Marketing Network, #1 U.S. Digital Agency Network and #1 U.S. Agency from All Disciplines, Epsilon employs over 7,000 associates in 70 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About CJ Affiliate by Conversant
CJ Affiliate by Conversant (formerly Commission Junction) is the leading global affiliate marketing network, specializing in pay-for-performance programs that drive results for businesses around the world. The CJ Network helps to reach and connect with millions of online consumers every day by facilitating equitable, lucrative relationships between advertisers and publishers. Many of the world's most widely recognized and highly specialized brands run their pay-for-performance programs on CJ's platform. For more information, please visit www.cj.com.

About Conversant, LLC
Conversant, LLC is the leader in personalized digital marketing. Conversant helps the world's biggest companies grow by creating personalized experiences that deliver higher returns for brands and greater satisfaction for people. We offer a fully integrated personalization platform, personalized media programs and the world's largest affiliate marketing network - all fueled by a deep understanding of what motivates people to engage, connect and buy. For more information, please visit www.conversantmedia.com.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 15,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, the leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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